Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

JACKSON FINANCIAL INC.

Jackson Financial Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    The name of the Corporation is Jackson Financial Inc.

2.    The Corporation was incorporated under the name Brooke (Holdco1) Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 28, 2006, as amended by the filing of that certain Certificate of Amendment to Certificate of Incorporation of Brooke (Holdco1) Inc. on May 3, 2011, and as further amended and restated by the filing of that certain Amended and Restated Certificate of Incorporation of Brooke (Holdco1) Inc. on July 17, 2020.

3.    This Second Amended and Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the Corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation (herein called the “Corporation”) is Jackson Financial Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,100,000,000, consisting of: (x) 1,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), issuable in two classes as hereinafter provided, and (y) 100,000,000 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided in paragraph 11 of this Article Fourth. The Common Stock shall be issuable in classes as follows:

a.	900,000,000 shares of Common Stock shall be of a class designated as “Class A Common Stock” (the “Class A Common Stock”); and

b.	100,000,000 shares of Common Stock shall be of a class designated as “Class B Common Stock” (the “Class B Common Stock”).

c.

Reclassification of Common Stock. Upon this Second Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the DGCL (the “Effective Time”), and without any further action of the Corporation or any stockholder, each share of Class A Common Stock (the “Existing Class A Common Stock”) issued and outstanding or held as treasury stock, in each case, immediately prior to the Effective Time shall be automatically reclassified as and converted into (the “Class A Reclassification”) 104,960.3836276 shares of Class A Common Stock, par value $0.01 per share, of the Corporation (the “New Class A Common Stock”) and each share of Class B Common Stock (the “Existing Class B Common Stock”) issued and outstanding or held as treasury stock, in each case, immediately prior to the Effective Time shall be automatically reclassified as and converted into (the “Class B Reclassification” and, together the Class A Reclassification, the “Reclassification”) 104,960.3836276 shares of Class B Common Stock, par value $0.01 per share, of the Corporation (the “New Class B Common Stock” and, together with the New Class A Common Stock, the “New Common Stock”), as applicable. No fractional shares of New Common Stock shall be issued upon the Reclassification. If any fraction of a share of New Common Stock would otherwise be issuable upon the Reclassification, the Corporation shall, in lieu of issuing any fractional shares of New Common Stock, pay to each stockholder who would otherwise be entitled to receive a fractional share an amount in cash equal to such fraction multiplied by the fair market value per share of the New Common Stock, as determined by the board of directors of the Corporation, computed to the nearest whole cent. Each stock certificate and book-entry position that, immediately prior to the Effective Time, represented shares of Existing Class A Common Stock or Existing Class B Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Class A Common Stock or New Class B Common Stock, respectively, into which the shares formerly represented by such certificate or book-entry position have been automatically reclassified and converted pursuant to the Reclassification.

The description of the Common Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter set forth in this Article Fourth. Each share of Class A Common Stock and each share of Class B Common Stock shall, except as otherwise provided in this Article Fourth, be identical in all respects and shall have equal rights, powers and privileges.

1.	Definitions. The following words and expressions shall have the following meanings, respectively:

“9.9% Stockholder” means a Person who, together with its Affiliates and Permitted Transferees, beneficially owns shares of Common Stock that entitle such Persons in the aggregate to at least nine and nine-tenths percent (9.9%) of the voting rights associated with the issued and outstanding shares of Common Stock.

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided, that in no event shall (i) any pooled investment vehicle, fund, managed account or other client to which Apollo Global Management, Inc. or any of its respective Affiliates or Subsidiaries provides investment advice or otherwise serves in a fiduciary capacity or (ii) any portfolio company in which the entities described in clause (i) directly or indirectly hold investments be deemed an Affiliate of Kate Investor.

“Change of Control Transaction” means (i) the sale, lease, exchange, transfer, exclusive license (except any such licenses entered into in the ordinary course of business) or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the board of directors, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation, taken as a whole); provided that any sale, lease, exchange, transfer, exclusive license (except any such licenses entered into in the ordinary course of business) or other disposition of property or assets exclusively between or among the Corporation and any wholly owned direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination or other similar transaction of the Corporation with or into any other entity, other than a merger, consolidation, business combination or other similar transaction that would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent that constitute Equivalent Securities) more than fifty percent (50%) of the total voting power represented by the Voting Securities, as outstanding immediately after such merger, consolidation, business combination or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination or other similar transaction owning Voting Securities or voting securities of the surviving entity or its parent immediately following the merger, consolidation, business combination or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the Voting Securities immediately prior to the transaction; or (iii) a recapitalization, liquidation, dissolution or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution or other similar transaction that would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent that constitute Equivalent Securities) more than fifty percent (50%) of the total combined voting power represented by the Voting Securities, as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction owning Voting Securities or voting securities of the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned the Voting Securities immediately prior to the transaction.

“Class A Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Common Stock.

“Class B Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for shares of Class B Common Stock.

“Control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise. Control shall be presumed to exist if any Person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing ten percent (10%) or more of the voting securities of any other Person. The terms “Controlled,” “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings.

“Convertible Securities” means (i) any securities of the Corporation (other than Class A Common Stock or Class B Common Stock) that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of the Corporation or any other Person, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise, and (ii) any securities of any other Person that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of such Person or any other Person (including the Corporation), whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

“Equivalent Securities” has the meaning set forth in Article Fourth, Section 5(b).

“Kate Investor” has the meaning set forth in the Stockholders Agreement.

“Permitted Transferee” has the meaning set forth in the Stockholders Agreement.

“Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other legal entity.

“Share Distribution” means a dividend or distribution (including a dividend or distribution made in connection with any stock-split, reclassification, recapitalization, dissolution, winding up or full or partial liquidation of the Corporation) payable in shares of any class or series of capital stock, Convertible Securities or other securities of the Corporation or any other Person.

“Stockholders Agreement” means the Stockholders Agreement, dated as of July 17, 2020, by and among the Corporation, Prudential (US Holdco 1) Limited, Athene Life Re Ltd. and any Person who becomes a party thereto pursuant to Section 3.1(c) thereof.

“Underlying Securities” means, with respect to any class or series of Convertible Securities, the class or series of securities into which such class or series of Convertible Securities are directly or indirectly convertible, or for which such Convertible Securities are directly or indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly.

“Voting Securities” means the Class A Common Stock and Class B Common Stock.

2.

Voting Rights. Except as otherwise expressly provided herein or required by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders of the Corporation, each holder of shares of Class A Common Stock shall be entitled to one vote for each such share, and each holder of shares of Class B Common Stock shall be entitled to one-tenth of one vote for each such share. Except as otherwise expressly provided herein or in a Preferred Stock Certificate of Designation (as defined herein), the number of authorized shares of Common Stock or Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted, and no vote of the holders of shares of Common Stock or shares of Preferred Stock voting separately as a class shall be required therefor. Except as may be required by the DGCL or as provided in herein or in a Preferred Stock Certificate of Designation, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and the holders of shares of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

3.	Conversion of Class B Common Stock.

(a) Automatic Conversion. At any time that a holder of shares of Class B Common Stock is not a 9.9% Stockholder, all of such holder’s shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on a one-to-one basis; provided that, if following such conversion, such holder would be a 9.9% Stockholder, the number of shares of Class B Common Stock that shall automatically convert into shares of Class A Common Stock shall equal the number that, when added to the number of shares of Class A Common Stock owned by such holder and its Affiliates and Permitted Transferees prior to such conversion and the number of shares of Class B Common Stock owned by such holder and its Affiliates and Permitted Transferees following such conversion, equals nine and nine-tenths percent (9.9%) of the total voting power of the issued and outstanding shares of Common Stock following such conversion (rounded down to the nearest whole share).

(b) Conversion Upon Transfer. Shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on a one-to-one basis upon any Person other than Kate Investor or its Affiliates or Permitted Transferees becoming the owner of such shares.

(c) Effect of Conversion. Any shares of Class B Common Stock converted pursuant to this Certificate of Incorporation shall be retired and cancelled and may not be reissued as shares of such class, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.

4.

Dividends. Whenever a dividend other than a Share Distribution is paid to the holders of any class of Common Stock then outstanding, the Corporation shall also pay to the holders of each other class of Common Stock then outstanding an equal dividend per share on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class. Dividends shall be payable only as and when declared by the board of directors of the Corporation out of assets of the Corporation legally available therefor.

5.

Share Distribution. If at any time a Share Distribution is to be made with respect to shares of Class A Common Stock or Class B Common Stock then outstanding, the Corporation will also pay a Share Distribution to the holders of shares of the other class of Common Stock then outstanding, and in all events, only as follows (unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class):

(a) a Share Distribution may be declared and paid on an equal per share basis among the shares of Class A Common Stock and shares of Class B Common Stock consisting of (i) shares of Class A Common Stock or Class A Convertible Securities that are Equivalent Securities declared and paid to holders of shares of Class A Common Stock and (ii) shares of Class B Common Stock or Class B Convertible Securities that are Equivalent Securities declared and paid to holders of shares of Class B Common Stock (for the avoidance of doubt, shares of Class A Common Stock or Class A Convertible Securities may not be issued, paid or otherwise distributed to holders of Class B Common Stock or Class B Convertible Securities unless approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon);

(b) a Share Distribution consisting of shares of any class or series of securities of the Corporation or any other Person, other than shares of Class A Common Stock or Class B Common Stock (or Class A Convertible Securities or Class B Convertible Securities) may be declared and paid on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of shares of Class A Common Stock and Class B Common Stock or (ii) a separate class or series of securities to the holders of shares of Class A Common Stock and a different class or series of securities to the holders of shares of Class B Common Stock, on an equal per share basis to such holders of the shares of Class A Common Stock and Class B Common Stock; provided that, in connection with a Share Distribution pursuant to clause (ii), such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any other differences between the Class A Common Stock and Class B Common Stock set forth in this Certificate of Incorporation, mutatis mutandis, and any other related differences in designations, conversion and share distribution provisions, as applicable), with holders of shares of Class B Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights and the holders of shares of Class A Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) greater relative voting rights; provided that the highest relative voting rights are no more than ten (10) times greater than the lesser relative voting rights (such securities, “Equivalent Securities”); provided further that, unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, the class or series of securities received by the holders of Class A Common Stock shall provide for one (1) vote per share; or

(c) in the case of a Share Distribution consisting of shares of any class or series of securities of any other Person, such other Person shall have a certificate of incorporation or other constituent document with provisions substantially similar in all material respects to the provisions set forth in this Certificate of Incorporation (including provisions providing for the distribution of voting securities to holders of Class A Common Stock that have 10 times the voting power of any securities distributed to holders of Class B Common Stock), unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class).

6.	Treatment in a Change of Control or any Merger Transaction.

(a) Subject to subsection (c) of this Article Fourth, Section 6, in connection with any Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such Change of Control Transaction shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class.

(b) Subject to subsection (c) of this Article Fourth, Section 6, any merger or consolidation of the Corporation with or into any other entity, which is not a Change of

Control Transaction, shall require approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such merger or consolidation are treated equally, identically and ratably, on a per share basis, including whether such shares remain outstanding and with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation in respect thereof; or (ii) such shares are converted on a pro rata basis into shares of the surviving entity or its parent in such transaction having identical rights, powers and privileges to the shares of Class A Common Stock and Class B Common Stock in effect immediately prior to such merger or consolidation, respectively; provided that if the voting power of the Class A Common Stock, including the voting power of the Class A Common Stock relative to the voting power of the Class B Common Stock, would be adversely affected by such merger or consolidation, the approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock shall be required.

(c) Notwithstanding anything to the contrary contained in this Certificate of Incorporation, (i) for the avoidance of doubt, consideration to be paid to or received by a holder of shares of Class A Common Stock or Class B Common Stock in connection with any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, pursuant to any employment, consulting, severance or similar services arrangement shall be deemed not to be “paid or otherwise distributed to stockholders” or consideration in respect of shares of the capital stock of the Corporation for purposes of this Article Fourth, Section 6, and (ii) to the extent all or part of the consideration into which shares of Class A Common Stock or Class B Common Stock are converted or any consideration paid or otherwise distributed to stockholders of the Corporation in any Change of Control Transaction or any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, is in the form of securities of another corporation or other entity, then such securities shall be Equivalent Securities and the holders of shares of Class A Common Stock shall have their shares of Class A Common Stock converted into, or may otherwise be paid or distributed, such securities with a greater number of votes per share (but in no event greater than ten (10) times; provided that, unless otherwise approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon, the class or series of securities received by the holders of Class A Common Stock shall provide for one (1) vote per share) than such securities into which shares of Class B Common Stock are converted, or which are otherwise paid or distributed to the holders of shares of Class B Common Stock (and the provisions governing the securities payable or otherwise distributable to the holders of shares of Class B Common Stock may also differ from the provision governing the securities payable or otherwise distributable to the holders of shares of Class A Common Stock in the same relative manner as the Class A Common Stock and Class B Common Stock differ from each other as set forth in this Certificate of Incorporation, mutatis mutandis, and any other related differences in designations, conversion and share distribution provisions, as applicable), without any requirement that such different treatment be approved by the holders of shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

7.

Reclassification. The Corporation shall not reclassify, subdivide or combine one class of Common Stock without reclassifying, subdividing or combining each other class of Common Stock in a manner that maintains the same proportionate equity ownership and voting rights between the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class B Common Stock on the record date for such reclassification, split, subdivision or combination, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class; provided that if the voting power of the Class A Common Stock, including the voting power of the Class A Common Stock relative to the voting power of the Class B Common Stock, would be adversely affected by such reclassification, split, subdivision or combination, the approval by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock shall be required.

8.

Liquidation and Dissolution. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to the holders of Common Stock, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon and by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class B Common Stock entitled to vote thereon, each voting separately as a class. Neither the consolidation or merger of the Corporation with or into any other person or persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Fourth, Section 7.

9.

No Adverse Effect on the Class A Common Stock. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the rights, powers, preferences and privileges of the shares of Class A Common Stock may not be adversely affected in any manner (whether by amendment, or through merger, recapitalization, consolidation or otherwise) without the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Class A Common Stock entitled to vote thereon.

10.

Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

11.	Provisions Relating to the Preferred Stock.

(a)    The Preferred Stock may be issued at any time and from time to time in one or more series. The board of directors is hereby expressly authorized to provide, out of unissued shares of Preferred Stock that have not been designated as to series, for the issuance of shares of Preferred Stock in one or more series and, by resolution adopted in accordance with law and by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers, full or limited, if any), preferences and the relative participating, optional or other special rights thereof, and the qualifications, limitations and restrictions thereof, of shares of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations and restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever, shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Second Amended and Restated Certificate of Incorporation or in such resolution or resolutions.

(b)    The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation or to a Preferred Stock Certificate of Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws of the Corporation, without the assent or vote of stockholders of the Corporation. In addition to any other vote otherwise required by law, the stockholders of the Corporation may make, amend and repeal the by-laws of the Corporation by the affirmative vote of the holders of a majority of the total combined voting power of the outstanding shares of Common Stock entitled to vote at any annual or special meeting of stockholders.

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be taken by written consent of the stockholders. Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the board of directors, act by written consent.

NINTH: Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chair of the board of directors, pursuant to a resolution of the board of directors adopted by at least a majority of the directors then in office or by the Secretary of the Corporation upon written request of one or more record holders representing ownership of 25% or more of the total combined voting power of the outstanding shares of Common Stock entitled to vote on the business to be brought before the proposed special meeting.

TENTH: The Corporation reserves the right to amend and repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware, and all rights herein are granted subject to this reservation; provided that any amendment or repeal of Article Seventh shall not adversely affect any right or protection of a director existing under this Second Amended and Restated Certificate of Incorporation at the time of such amendment or repeal and shall not increase the liability of a director thereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding asserting a claim arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this Second Amended and Restated Certificate of Incorporation or the by-laws of the Corporation), or (d) any action or proceeding asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Any person or entity holding, owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Eleventh.

*        *        *

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation this 9th day of September, 2021.

JACKSON FINANCIAL INC.

By:	/s/ Marcia Wadsten
Name: Marcia Wadsten
Title: Executive Vice President and Chief Financial Officer